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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan of our report dated February 13, 1996, with respect to the consolidated financial statements and schedule of Cleveland-Cliffs Inc and consolidated subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Cleveland, Ohio
June 12, 1996